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As filed with the Securities and Exchange Commission on June 29, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NeuStar, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	7375 (Primary Standard Industrial Classification Code Number)	52-2141938 (I.R.S. Employer Identification Number)

46000 Center Oak Plaza
Sterling, Virginia 20166
(571) 434-5400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Jeffrey E. Ganek
Chairman and Chief Executive Officer
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, Virginia 20166
(571) 434-5400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Stephen I. Glover, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Ave., NW Washington, DC 20036 (202) 955-8500	W. Clayton Johnson, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 (212) 474-1000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-123635

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Class A Common Stock, $0.001 par value per share	$5,750,000	$677

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)
Includes shares to be sold upon exercise of the underwriters' over-allotment option, if any.
(3)
The $5,750,000 of Class A Common Stock being registered in this Registration Statement is in addition to the $690,000,000 of Class A Common Stock registered pursuant to Registrant's Registration Statement on Form S-1 (File No. 333-123635).

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-123635) filed by NeuStar, Inc. with the Securities and Exchange Commission (the "Commission") on March 29, 2005, as amended, which was declared effective by the Commission on June 28, 2005, and including the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, Commonwealth of Virginia, on June 29, 2005.

NEUSTAR, INC.
By:	/s/ JEFFREY E. GANEK Jeffrey E. Ganek Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2005.

Signature	Title

/s/ JEFFREY E. GANEK Jeffrey E. Ganek	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ JEFFREY A. BABKA Jeffrey A. Babka	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ JAMES G. CULLEN James G. Cullen	Director
/s/ HENRY GELLER Henry Geller	Director
/s/ HENRY KRESSEL Dr. Henry Kressel	Director
/s/ JOSEPH P. LANDY Joseph P. Landy	Director
/s/ KENNETH A. PICKAR Dr. Kenneth A. Pickar	Director
/s/ FRANK L. SCHIFF Frank L. Schiff	Director

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Gibson, Dunn & Crutcher LLP.*
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-123635)).*

*
Incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-123635) filed on June 28, 2005.

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX